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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Cherokee Inc. on Forms S-3 (File No. 333-14533) and S-8 (File No. 333-49865, 333-14533, 333-57503), of our report dated March 30, 1999 on our audits of the consolidated financial statements and financial statement schedule of Cherokee Inc. as of January 30, 1999, January 31, 1998 and May 31, 1997 and for the year ended January 30, 1999, the eight month period ended January 31, 1998 and the two years ended May 31, 1997 and June 1, 1996, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
April 19, 1999